Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-117860, 333-123656, 333-134467, 333-143161, 333-151180, 333-159554, 333-167190, 333-174209, 333-177018, 333-178606, 333-179317, 333-181698, 333-183580, 333-183885, 333-188850, 333-189249, 333-189801, 333-189980, 333-198360, 333-198361, 333-209965, 333-211510, 333-213418, 333-213419, 333-213420, 333-213437, 333-213685, 333-214747, 333-218598, 333-224597, 333-224610, 333-225638, 333-227233, 333-232028, 333-232032, 333-232036) and Form S-3 (Nos. 333-209964, 333-213506, 333-213507, 333-213684, 333-214746, 333-222133) of salesforce.com inc. of our report dated February 22, 2019 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Tableau Software, Inc., which appears in Tableau Software, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018.

Seattle, Washington

July 31, 2019